                                                                    EXHIBIT 10.4


                                  VISAER, INC.

                     SERIES A-1 CONVERTIBLE PREFERRED STOCK
                               PURCHASE AGREEMENT



                            Dated as of July 1, 2001

NOTE: - EXHIBITS B THROUGH I ARE NOT FILED HEREWITH BUT WILL BE FILED SUPPLEMENTALLY UPON THE REQUEST OF THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBITS

         Exhibit A            List of Purchasers
         Exhibit B            Amended and Restated Certificate of Incorporation
         Exhibit C            Exceptions to Representations
         Exhibit D            Share Capitalization
         Exhibit E            Employee Invention Assignment, Confidentiality and
                              Non-Competition Agreement
         Exhibit F            Intentionally Omitted
         Exhibit G            Stockholders' Voting Agreement
         Exhibit H            Investor Rights Agreement
         Exhibit I            Right of First Refusal and Co-Sale Agreement

                                  VISAER, INC.
            SERIES A-1 CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES A-1 CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of July 1, 2001 and is entered into by and among VISaer, Inc., a Delaware corporation (the "Company") and the individuals and entities listed on Exhibit A hereto (the "Purchasers.")

In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1.       AUTHORIZATION AND SALE OF SHARES.

         1.1 Authorization. The Company has, or before the Closing (as defined in Section 2) will have, duly authorized the sale and issuance, pursuant to the terms of this Agreement, of 97,230,804 shares of its Series A-1 Convertible Preferred Stock, $.001 par value per share (the "Series A-1 Preferred,") having the rights, restrictions, privileges and preferences set forth in the Amended and Restated Certificate of Incorporation of the Company attached hereto as Exhibit B (the "Certificate.") The Company has, or before the Closing will have, adopted and filed the Certificate with the Secretary of State of the State of Delaware.

         1.2 Sale of Shares. Subject to the terms and conditions of this Agreement, at the Closing the Company will sell and issue to each of the Purchasers, and each of the Purchasers will purchase, the number of shares of Series A-1 Preferred set forth opposite such Purchaser's name on Exhibit A for the purchase price of $0.0801 per share (the "Purchase Price"). The shares of Series A-1 Preferred sold under this Agreement are referred to as the "Shares." The Company's agreement with each of the Purchasers is a separate agreement, and the sale of Shares to each of the Purchasers is a separate sale.

         1.3 Payment for the Shares. The purchasers will pay for the Shares through the cancellation and surrender to the Company of the promissory notes and the shares of common and preferred stock of the Company held by them as of the Closing as set forth in Exhibit A.

2. THE CLOSING. The closing (the "Closing") of the sale and purchase of the Shares under this Agreement shall take place at the offices of the Company at 10:00 a.m. on June 29, 2001, or at such other time, date and place as are mutually agreeable to the parties. At the Closing, the Company shall deliver to each of the Purchasers a certificate for the number of Shares being purchased at the Closing by such Purchaser, registered in the name of such Purchaser, against payment to the Company of the Purchase Price. The date of the Closing is hereinafter referred to as the "Closing Date." If at the Closing any of the conditions specified in Section 6, below, shall not have been fulfilled, each of the Purchasers shall, at its election, be relieved of all of its obligations under this Agreement without thereby waiving any other rights it may have by reason of such failure or such non-fulfillment.

3. REPRESENTATIONS OF THE COMPANY. The Company hereby represents and warrants to each of the Purchasers that the statements contained in this Section 3 are true, complete and correct except as disclosed by the Company in Exhibit C hereto. Exhibit C shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 3, and the disclosures in any paragraph of Exhibit C shall qualify only the corresponding paragraph of this
         Section 3, unless otherwise specified. All references to the "Company" in this Section 3 shall be deemed to also refer to its subsidiaries.

         3.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and all other agreements required to be executed by the Company at or prior to the Closing pursuant to Section
                  6.4 (the "Ancillary Agreements") and to carry out the transactions contemplated by this Agreement and the Ancillary Agreements. The Company is duly qualified to do business as a foreign corporation and is in good standing in the Commonwealth of Massachusetts and in every other jurisdiction in which the failure so to qualify would have a material adverse effect on the business, prospects, assets or condition (financial or otherwise) of the Company (a "Company Material Adverse Effect.") True and correct copies of the By-Laws of the Company, as amended to date and as will be in effect at the Closing have been furnished to the Purchaser. The Company has at all times complied with all provisions of its Certificate and By-laws and is not in default under, or in violation of, any such provision.

         3.2 Capitalization. The authorized capital stock of the Company (immediately prior to the Closing) is as set forth on Exhibit D hereto. All of the issued and outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as provided in this Agreement or as set forth in Exhibit D, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof, and (iv) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with applicable federal and state securities laws. Except as disclosed on Exhibit D and except as provided herein, the Company is not under any obligation and has not granted any rights to register under the Securities Act of 1933 any of its presently outstanding securities or any of its securities that may subsequently be issued. To the Company's knowledge, except as provided herein, no shareholder of the Company is a party to any agreement with respect to the voting of the Company's securities.

         3.3 Subsidiaries, Etc. The Company has two active and one inactive subsidiaries all of the outstanding stock of which is owned by the Company. The Company does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, joint venture or other non-corporate business enterprise.

         3.4 Security Holder Lists and Agreements. The Company has furnished to the Purchasers a true and complete list of the security holders of the Company, showing the number of shares of Common Stock, Preferred Stock or other securities of the Company held by each security holder as of the date of this Agreement and, in the case of options, warrants and other convertible securities, the exercise price thereof and the number and type of securities issuable thereunder. Except as provided in this Agreement, there are no agreements, written or oral, between the Company and any holder of its securities, or, to the Company's knowledge, among any holders of its securities, relating to the acquisition (including without limitation rights of first refusal, anti-dilution or pre-emptive rights), disposition, registration under the Securities Act of 1933, as amended (the "Securities Act"), or voting of the capital stock of the Company other than those to which the Purchasers are parties.

         3.5 Issuance of Shares. The issuance, sale and delivery of the Shares in accordance with this Agreement, and the issuance and delivery of the shares of Common Stock issuable upon conversion of the Shares, have been, or will be on or prior to the Closing, duly authorized by all necessary corporate action on the part of the Company, and all such shares have been duly reserved for issuance. The Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the shares of Common Stock issuable upon conversion of the Shares, when issued upon such conversion, will be duly and validly issued, fully paid and nonassessable.

         3.6 Authority for Agreement; No Conflict. The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement has been, and the Ancillary Agreements when executed at the Closing will be, duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies. The execution and performance of the transactions contemplated by this Agreement and the Ancillary Agreements and compliance with their respective provisions by the Company will not (a) conflict with or violate any provision of the Certificate or By-laws of the Company; (b) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (each of the foregoing is hereafter referred to as a "Governmental Entity;") (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company is a party or by which the Company is bound or to which its assets are subject; (d) result in the imposition of any Security Interest upon any assets of the Company; or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law.

         3.7 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity is required on the part of the Company in connection with the execution and delivery of this Agreement or the Ancillary Agreements, the offer, issuance, sale and delivery of the Shares, the issuance and delivery of the shares of Common Stock issuable upon conversion of the Shares or the other transactions to be consummated at the Closing, as contemplated by this Agreement and the Ancillary Agreements, except such filings as shall have been made prior to and shall be effective on and as of the Closing and such filings required to be made after the Closing under applicable federal and state securities laws. Based on the representations made by each of the Purchasers in Section 5 of this Agreement, the offer and sale of the Shares to each of the Purchasers will be in compliance with applicable federal and state securities laws.

         3.8 Litigation. Except as set forth in Exhibit C, there is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the Company's knowledge, any basis therefor or threat thereof, against the Company which questions the validity of this Agreement or the right of the Company to enter into it, or which might result, either individually or in the aggregate, in a Company Material Adverse Effect The Company is not subject to any outstanding judgement, order or decree.

         3.9 Financial Statements. The Company has furnished to each of the Purchasers a complete and correct copy of the audited financial statements of the Company for the period ending December 31, 2000 and the unaudited balance sheet of the Company (the "Balance Sheet") at May 31, 2001 (the "Balance Sheet Date") and the related statements of operations and cash flow for the period then ended (collectively, the "Financial Statements.") The Financial Statements are complete and correct, are in accordance with the books and records of the Company and present fairly the financial condition and results of operations of the Company, at the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, except that the Financial Statements may not be in accordance with GAAP because of the absence of footnotes normally contained therein and are subject to normal year-end audit adjustments which in the aggregate will not be material.

         3.10 Absence of Undisclosed Liabilities. The Company does not have any liability (whether known or unknown and whether absolute or contingent), except for (a) liabilities shown on the Balance Sheet and in the notes thereto; and (b) liabilities which have arisen since the Balance Sheet Date in the ordinary course of business and which do not exceed $10,000; and (c) contractual and other liabilities incurred in the ordinary course of business which are not required by GAAP to be reflected on a balance sheet, and which are not in the aggregate material.

         3.11 Taxes. The amount shown on the Balance Sheet as provision for taxes is sufficient in all respects for payment of all accrued and unpaid federal, state, county, local and foreign taxes for the period then ended and all prior periods. The Company has filed or has obtained presently effective extensions with respect to all federal, state, county, local and foreign tax returns which are required to be filed by it, such returns are true and correct and all taxes shown thereon to be due have been timely paid. [Federal income tax returns of the Company have not been audited by the Internal Revenue Service,] [and no controversy with respect to taxes of any type is pending or, to the Company's knowledge, threatened]. The Company has withheld or collected from each payment made to its employees the amount of all taxes required to be withheld or collected therefrom and has paid all such amounts to the appropriate taxing authorities when due. Neither the Company nor any of its stockholders has ever filed (a) an election pursuant to
                  Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), that the Company be taxed as an S Corporation; or (b) a consent pursuant to Section 341(f) of the Code relating to collapsible corporations.

         3.12 Property and Assets. The Company has good title to, or a valid leasehold interest in, all of its material properties and assets, including all properties and assets reflected in the Balance Sheet, except those disposed of since the date thereof in the ordinary course of business, and none of such properties or assets is subject to any Security Interest other than those the material terms of which are described in the Balance Sheet or in Exhibit C.

         3.13     Intellectual Property.

                  (a) The Company owns, free and clear of all Security Interests, or has the valid right to use all Intellectual Property (as defined below in this Section 3.13) used by it in its business as currently conducted or as currently proposed to be conducted. No other person or entity (other than licensors of software that is generally commercially available, joint owners or licensors of Intellectual Property under the agreements disclosed pursuant to subparagraph (d) below and non-exclusive licensees of the Company's Intellectual Property in the ordinary course of the Company's business) has any rights to any of the Intellectual Property owned or used by the Company, and, to the Company's knowledge, no other person or entity is infringing, violating or misappropriating any of the Intellectual Property that the Company owns. For purposes of this Agreement, "Intellectual Property" means all (i) patents and patent applications; (ii) copyrights and registrations thereof; (iii) mask works and registrations and applications for registration thereof; (iv) computer software, data and documentation; (v) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information; (vi) trademarks, service marks, trade names, domain names and applications and registrations therefor; and (vii) other proprietary rights relating to any of the foregoing.

                  (b) None of the activities or business conducted by the Company or proposed to be conducted by the Company infringes, violates or constitutes a misappropriation of (or in the past infringed, violated or constituted a misappropriation of) any Intellectual Property of any other person or entity. The Company has not received any complaint, claim or notice alleging any such infringement, violation or misappropriation, and to the knowledge of the Company, there is no basis for any such complaint, claim or notice.

                  (c) The Company has taken reasonable precautions (i) to protect its rights in its Intellectual Property; and
                           (ii) to maintain the confidentiality of its trade secrets, know-how and other confidential Intellectual Property, and to the Company's knowledge, there have been no acts or omissions (other than those made based on reasonable, good faith business decisions) by the officers, directors, shareholders and employees of the Company the result of which would be to materially compromise the rights of the Company to apply for or enforce appropriate legal protection of the Company's Intellectual Property.

                  (d) All of the Company's Intellectual Property has been created by employees of the Company within the scope of their employment by the Company or by independent contractors of the Company who have executed agreements expressly assigning all right, title and interest in such Intellectual Property to the Company and no portion of the Company's Intellectual Property was jointly developed with any third party.

         3.14 Insurance. The Company's insurance policies are in full force and effect and are in amounts and of a nature which are adequate and customary for the Company's business. All premiums due on the Insurance Policies have been paid and there is no default under any of the Insurance Policies. The Company has not received any notice or other communication from any issuer of the Insurance Policies canceling or materially amending any of such policies, increasing any deductibles or retained amounts thereunder, or increasing the annual or other premiums payable thereunder, and, to the knowledge of the Company, no such cancellation, amendment or increase of deductibles, retainages or premiums is threatened.

         3.15 Material Contracts and Obligations. All of the Company's material agreements and contracts are valid, binding and in full force and effect. Neither the Company, nor, to the Company's knowledge, any other party thereto, is in default of any of its obligations under any of the agreements or contracts in a manner which could have a Company Material Adverse Effect.

         3.16 Compliance. The Company has, in all material respects, complied with all laws, regulations and orders applicable to its present and proposed business and has all material permits and licenses required thereby. There is no term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it is bound, or, to the Company's knowledge, of any provision of any state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company, which materially adversely affects or, so far as the Company may now foresee, in the future is reasonably likely to result in or have a Company Material Adverse Effect.

         3.17 Absence of Changes. Since the Balance Sheet Date, there has not been (other than changes expressly contemplated by this Agreement and the Ancillary Agreements) (a) any change in the assets, liabilities, financial condition or operations of the Company from those reflected on the Balance Sheet, except changes in the ordinary course of business that have not been, either individually or in the aggregate, materially adverse;
                  (b) any adverse change (individually or in the aggregate), except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise; (c) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of the Company;
                  (d) any waiver or compromise by the Company of a valuable right or of a material debt owed to it; (e) any loans made by the Company to its employees, officers or directors other than travel advances made in the ordinary course of business; (f) any extraordinary increases in the compensation of any Company's employees, officers or directors not approved by the Board of Directors; (g) any declaration or any payment of any dividend or other distribution of the assets of the Company;
                  (h) any issuance or a sale by the Company of any shares of its Common Stock, Preferred Stock or other securities other than pursuant to the Company's stock option plans; (i) to the Company's knowledge, any other event or condition of any character that has materially and adversely affected the Company's business or prospects; or (j) any agreement or commitment by the Company to do any of the things described in this Section 3.17.

         3.18 Employees. All employees of the Company who have access to confidential or proprietary information of the Company have executed and delivered nondisclosure, non-competition and assignment of invention agreements, and all of such agreements are in full force and effect. The Company is not aware that any employee of the Company has plans to terminate his or her employment relationship with the Company. The Company has complied in all material respects with all applicable laws relating to wages, hours, equal opportunity, collective bargaining, workers' compensation insurance and the payment of social security and other taxes. None of the employees of the Company is represented by any labor union, and there is no labor strike or other labor trouble pending with respect to the Company (including, without limitation, any organizational drive) or, to the Company's knowledge, threatened.

         3.19 ERISA. Each of the Company's employee benefit plans complies in all material respects with all applicable requirements of ERISA and the Code.

         3.20 Books and Records. The minute books of the Company contain complete and accurate records of all material corporate actions of its stockholders and its Board of Directors and committees thereof. The stock ledger of the Company is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.

         3.21 Permits. The Company has all permits that are required for the Company to conduct its business as presently or proposed to be conducted, except for those the absence of which would not have a Company Material Adverse Effect. All such permits are in full force and effect and, to the knowledge of the Company, no suspension or cancellation of any of such permits is threatened.

         3.22     Environmental Matters.

                  (a) The Company has complied in all material respects with all applicable Environmental Laws (as defined below in this Section 3.22(a)). There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, rule or regulation or the common law relating to the protection of human health or the environment.

                  (b) Neither the Company, nor to the knowledge of the Company, has any third party released any Materials of Environmental Concern (as defined below in this Section 3.22(b)) into the environment at any parcel of real property or any facility formerly or currently owned, operated or controlled by the Company. The Company is not aware of any releases of Materials of Environmental Concern at parcels of real property of facilities other than those owned, operated or controlled by the Company that could reasonably be expected to have an impact on the real property or facilities owned, operated or controlled by the Company. For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances, solid wastes and hazardous wastes, toxic materials, oil or petroleum and petroleum products, or any other material subject to regulation under any Environmental Law.

                  (c) The Company is not aware of any material environmental liability of the solid and hazardous waste transporters and treatment, storage and disposal facilities that have been utilized by the Company.

                  (d) The Company is not aware of any environmental report, investigation or audit (whether conducted by or on behalf of the Company or a third party, and whether done at the initiative of the company or directed by a Governmental Entity or other third party) issued or conducted relating to premises currently or previously owned or operated by the Company.

         3.23 U.S. Real Property Holding Corporation. The Company is not now and has never been a "United States Real Property Holding Corporation" as defined in Section 897(c)(2) of the Code and
                  Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service.

         3.24 Related Party Transactions. Except as disclosed on Exhibit C, no employee, officer, shareholder or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered; (ii) reimbursement for reasonable expenses incurred on behalf of the Company; and (iii) for other standard employee benefits made generally available to all employees (not including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company.) To the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers or directors of the Company and members of their immediate families may own stock in publicly traded companies with which the Company has a business relationship, or that may compete with the Company. To the Company's knowledge, no officer, director, or shareholder or any member of their immediate families is, directly or indirectly, interested in any contract with the Company (other than such contracts as they relate to any such person's employment with the Company or ownership of capital stock of the Company, or as otherwise contemplated by this Agreement).

         3.25 Disclosures. Neither this Agreement nor any exhibit hereto, nor any report, certificate or instrument furnished to any of the Purchasers or their special counsel in connection with the transactions contemplated by this Agreement when read together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

4.       INTENTIONALLY OMITTED

5. REPRESENTATIONS OF THE PURCHASERS. Each of the Purchasers severally represents and warrants to the Company as follows:

         5.1 Investment. Such Purchaser is acquiring the Shares, and the shares of Common Stock into which the Shares may be converted, for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the exhibits hereto, such Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. Such Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

         5.2 Authority. Such Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms. Any Purchaser that is a corporation, partnership or trust represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

         5.3 Experience. Such Purchaser has carefully reviewed the representations concerning the Company contained in this Agreement and has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to such Purchaser any and all written information which it has requested and have answered to such Purchaser's satisfaction all inquiries made by such Purchaser; and such Purchaser has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Company and such Purchaser is able financially to bear the risks thereof.

6. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS. The obligation of each of the Purchasers to purchase Shares at the Closing is subject to the fulfillment, or the waiver by such Purchaser, of each of the following conditions on or before the Closing:

         6.1 Accuracy of Representations and Warranties. Each representation and warranty contained in Section 3 shall be true on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date except for those representations and warranties that are given with respect to a specified date.

         6.2 Performance. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing.

         6.3      Ancillary Agreements.

                  (a) Stockholders' Voting Agreement. The Stockholders' Voting Agreement attached hereto as Exhibit G (the "Stockholders' Voting Agreement") shall have been executed and delivered by the Company, each of the Purchasers and by each of David R. A. Steadman, Chief Executive Officer, David J. Spellman, President and Geoffrey P. Andrew, Chief Technology Officer of the Company (collectively referred to as the "Key Executives.") All such action shall have been taken as may be necessary to elect a Board of Directors of the Company, effective upon the Closing, in accordance with the Stockholders' Voting Agreement.

                  (b) Investor Rights Agreement. The Investor Rights Agreement attached hereto as Exhibit H (the "Investor Rights Agreement") shall have been executed and delivered by the Company and each of the Purchasers.

                  (c) Right of First Refusal and Co-Sale Agreement. The Right of First Refusal and Co-Sale Agreement attached hereto as Exhibit I (the "Co-Sale Agreement") shall have been executed and delivered by the Company and each of the Purchasers and the Key Executives.

                  (d) Non-Competition Agreement. Each Key Executives and the Company has entered into an Employee Invention Assignment, Confidentiality and Non-Competition Agreement in the form of Exhibit E hereto.

                  (e) Amended and Restated Certificate of Incorporation. The Amended and Restated Certificate of Incorporation of the Company attached as Exhibit B shall have been filed with the Secretary of State of the State of Delaware.

         6.4 Certificates and Documents. The Company shall have delivered to the Purchasers:

                  (a) The Certificate of the Company, as amended and in effect as of the Closing Date, certified by the Secretary of State of the State of Delaware;

                  (b) Certificates, as of the most recent practicable dates, as to the corporate good standing of the Company issued by the Secretary of State of the State of Delaware and the Secretary of the Commonwealth of Massachusetts;

                  (c) Resolutions of the Board of Directors and stockholders of the Company, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date.

         6.5 Compliance Certificates. The Company shall have delivered to the Purchasers a certificate, executed by the Chief Executive Officer of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 6.1 and 6.2 of this Agreement.

         6.6 No Material Adverse Change. There shall not have been any material adverse change in the business, financial conditions or prospects of the Company and its subsidiaries taken as a whole.

         6.7 Other Matters. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers, and the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

         6.8 No Actions Restraining. No suit, proceeding, or investigation shall have been commenced or threatened by any governmental authority or Person on any grounds to restrain or enjoin, or seek damages on account of, the consummation of the transactions contemplated by this Agreement.

7. CONDITION TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company under Section 1.2 of this Agreement are subject to the representations and warranties of the Purchasers contained in Section 5 being true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of that date.

8.       AFFIRMATIVE COVENANTS OF THE COMPANY.

         8.1 Inspection and Observation. The Company shall permit each Purchaser, or any authorized representative thereof, to visit and inspect the properties of the Company, including its corporate and financial records, and to discuss its business and finances with officers of the Company, during normal business hours following reasonable notice and as often as may be reasonably requested.

         8.2 Financial Statements and Other Financial Information. The Company shall deliver to each Purchaser:

                  (a) Monthly, unaudited financial statements prepared substantially in accordance with GAAP as usual and customary for private companies of similar size within the United States as at the end of such month within 15 days of month end, with commentary by the Chief Executive Officer or the President.

                  (b) within 90 days after the end of each fiscal year of the Company, an audited balance sheet of the Company prepared in accordance with GAAP as at the end of such year and audited statements of income and of cash flows of the Company for such year, certified with an unqualified opinion by certified public accountants of established national reputation selected by the Company and subject to the reasonable prior approval of the Purchasers; and

                  (c) An annual budget for the subsequent fiscal year within 30 days prior to current year end;


         8.3      Material Events. The Company shall deliver to each Purchaser:

                  (a) Notice of reportable events within 15 days of their occurrence. Reportable events will include offers to buy the Company, resignations or serious illnesses of corporate officers, lawsuits and lenders' default notices.

                  (b) Notice of any known default in any major contract, this Agreement or any of the Ancillary Agreements or any loan agreements within 15 days of its occurrence.

                  (c) Such other notices, information and data with respect to the Company as the Company delivers to the holders of its capital stock at the same time it delivers such items to such holders.

                  (d) With reasonable promptness, such other information and data as such Purchaser may from time to time reasonably request.

         8.4 Insurance. The Company shall maintain adequate property and business insurance, including without limitation insurance against loss, damage, fire, theft, public liability and other risks.

         8.5 Agreements with Employees. The Company shall require all persons now or hereafter employed by the Company who have access to confidential and proprietary information of the Company to enter into nondisclosure and assignment of inventions agreements substantially in a form approved by the Board of Directors of the Company.

         8.6      Directors.

                  (a) The Company shall promptly reimburse in full each director of the Company who is not an employee of the Company for all of his or her reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any committee thereof.

                  (b) The Board of Directors shall meet at least quarterly, unless otherwise agreed by a majority of the members of the Board of Directors who are not employees of the Company or a subsidiary of the Company.

         8.7 Reservation of Common Stock. The Company shall reserve and maintain a sufficient number of shares of Common Stock for issuance upon conversion of all of the outstanding Shares.

         8.8 Related Party Transactions. The Company shall not enter into any agreement with any stockholder, officer or director of the Company, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity without the consent of at least a majority of the members of the Company's Board of Directors having no interest in such agreement or arrangement.

         8.9 Compliance with Law; Maintenance of Corporate Existence, Properties and Records. The Company shall comply with all laws, including environmental laws, applicable to it, except where the failure to comply would not be reasonably likely to result in a material adverse effect on the business, assets, operations, prospects or financial or other condition of the Company. The Company shall comply with and conduct its business in accordance with its Certificate of Incorporation and Bylaws. The Company will preserve, protect and maintain its corporate existence, rights, franchises and privileges and all properties necessary or useful to the proper conduct of its business. The Company will at all times maintain proper books of record and account which fairly present the financial condition and results of operation of the Company in accordance with GAAP and maintain internal control systems to the reasonable satisfaction of the Purchasers.

         8.10 Termination of Covenants. The covenants of the Company contained in Sections 8.1 through Section 8.9 shall terminate, and be of no further force or effect, upon the closing of the Company's first public offering of Common Stock pursuant to an effective registration statement under the Securities Act resulting in net proceeds to the Company of at least $15,000,000 and at a price to the public at least equal to three times the conversion price per share of the Series A-1 Preferred (as adjusted for stock splits, stock dividends, recapitalizations and similar events.)

9.       TRANSFER OF SHARES.

         9.1      Restricted Shares. "Restricted Shares" means (a) the Shares;
                  (b) the shares of Common Stock issued or issuable upon conversion of the Shares; (c) any shares of capital stock of the Company acquired by the Purchasers pursuant to the Investor Rights Agreement or the Co-Sale Agreement; and (iv) any other shares of capital stock of the Company issued in respect of such shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common Stock which are Restricted Shares shall cease to be Restricted Shares (x) upon any sale pursuant to a registration statement under the Securities Act, under Section 4(1) of the Securities Act or under Rule 144 under the Securities Act; or (y) at such time as they become eligible for sale under Rule 144(k) under the Securities Act.

         9.2      Requirements for Transfer.

                  (a) Restricted Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act; or (ii) such sale or transfer is exempt from the registration requirements of the Securities Act.

                  (b) Notwithstanding the foregoing, but provided that each transferee described below agrees in writing to be subject to the terms of this Section 9 to the same extent as if it were the original Purchaser hereunder, no registration shall be required for

                           (i) a transfer by a Purchaser which is a corporation to a majority owned subsidiary of such corporation;

                           (ii) a transfer by a Purchaser which is a partnership to a partner of such partnership, or to an affiliated limited partnership managed by the same management company or managing general partner of such Purchaser or by an entity which controls, is controlled by, or is under common control with, such management company or managing general partner;

                           (iii) a transfer by a Purchaser which is a trust to any beneficiary of the trust; or

                           (iv) a transfer by a Purchaser which is a limited liability company to a member of such limited liability company.

                  (c) no registration shall be required for a transfer made in accordance with Rule 144 under the Securities Act.

         9.3 Legend. Each certificate representing Restricted Shares shall bear a customary Securities Act legend, which shall be removed from the certificates representing any Restricted Shares at the request of the holder thereof at such time as such shares become eligible for resale pursuant to Rule 144(k) under the Securities Act.

         9.4 Rule 144A Information. The Company shall, at all times during which it is neither subject to the reporting requirements of
                  Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the written request of any Purchaser, provide in writing to such Purchaser and to any prospective transferee of any Restricted Shares of such Purchaser the information concerning the Company described in Rule 144A(d)(4) under the Securities Act ("Rule 144A Information"). The Company's obligations under this Section 9.4 shall at all times be contingent upon receipt from the prospective transferee of Restricted Shares of a written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than persons who will assist such transferee in evaluating the purchase of any Restricted Shares.

10.      MISCELLANEOUS.

         10.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement, and the rights and obligations of each Purchaser hereunder, may be assigned by such Purchaser to any person or entity to which Shares are transferred by such Purchaser, and such transferee shall be deemed a "Purchaser" for purposes of this Agreement; provided that the transferee provides written notice of such assignment to the Company. The Company may not assign its rights under this Agreement.

         10.2 Confidentiality. Each Purchaser agrees to keep confidential and will not disclose, divulge or use for any purpose other than to monitor its investment in the Company any confidential, proprietary or secret information which such Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to such Purchaser pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder ("Confidential Information,") unless such Confidential Information is known, or until such Confidential Information becomes known, to the public (other than as a result of a breach of this Section 10.2 by such Purchaser;) provided, however, that a Purchaser may disclose Confidential Information (a) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (b) to any prospective purchaser of any Shares from such Purchaser as long as such prospective purchaser agrees in writing to be bound by the provisions of this
                  Section 10.2; (c) to any affiliate of such Purchaser or to a partner, stockholder or subsidiary of such Purchaser, provided that such affiliate agrees in writing to be bound by the provisions of this Section 10.2, or (d) as may otherwise be required by law, including but not limited to Securities and Exchange Commission and stock exchange disclosure requirements applicable to any party hereof, provided that the Purchaser takes reasonable steps to minimize the extent of any such required disclosure.

         10.3 Survival of Representations and Warranties. All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby for a period of three years.

         10.4 Expenses. The Company shall pay at the Closing the reasonable expenses incurred by the Purchasers in conjunction with their investment in the Series A-1 Preferred (including their reasonable legal fees and expenses) up to a maximum of $15,000.

         10.5 Brokers. The Company and each Purchaser (a) represents and warrants to the other parties hereto that it has not retained a finder or broker in connection with the transactions contemplated by this Agreement; and (b) will indemnify and save the other parties harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

         10.6 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         10.7 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Purchaser shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

         10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to the conflicts of law provisions thereof.)

         10.9     Notices.

                  (a) All notices, requests, consents, and other communications under this Agreement shall be in writing and either shall be delivered by hand against a receipt therefor; or sent by reputable overnight express courier service as follows:

                           If to the Company, at its headquarters address, attention of the President, or at such other address or addresses as may have been furnished in writing by the Company to the Purchasers;

                           If to a Purchaser, at its address set forth on Exhibit A, or at such other address or addresses as may have been furnished to the Company in writing by such Purchaser;

                  (b) Notices provided in accordance with this Section 10.9 shall be deemed delivered upon personal delivery or
                           (x) in the case of notices provided within the continental United States, at noon on the first business day following deposit with a reputable overnight express courier service, or (ii) in the case of notices provided outside the continental United States at noon on the second business day next following deposit with a reputable overnight express courier service.

                  (c) Any party may give any notice, request, consent or other communication under this Agreement using any other means, but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered to it by giving the other parties notice in the manner set forth in this Section.

         10.10 Complete Agreement. This Agreement including the exhibits referred to herein and the Ancillary Agreements constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter including, without limitation, that certain Summary of Terms dated May 21, 2001.

         10.11 Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least 51% of the shares of Common Stock issued or issuable upon conversion of the Shares; ; provided however that any amendment or termination which materially adversely affect a party to this Agreement shall require the written consent of such party, in addition to the majority consent. Any amendment, termination or waiver effected in accordance with this Section 10.11 shall be binding upon each holder of any Shares (including shares of Common Stock into which such Shares have been converted) even if they do not execute such consent, on each future holder of all such securities and on the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         10.12 Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

         10.13 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

         10.14 Section Headings. The section headings are for the convenience of the parties and are not intended to alter, modify, amend, limit, or restrict the contractual obligations of the parties.

         10.15 Aggregation of Shares. The Shares held by any Purchasers who are affiliates of each other and their assignees shall be aggregated for purposes of determining the availability of any right or the applicability of any limitation under this Agreement. For the avoidance of doubt, an affiliate shall include, without limitation, (a) an entity which controls, is controlled by or is under common control with, a Purchaser;
                  (b) as to a Purchaser which is a limited partnership, any of its limited partners or retired partners, or the estate of any such partner, and any affiliated limited partnership managed by the same management company or managing general partner of such Purchaser or by any entity which controls, is controlled by, or is under common control with, such management company or managing general partner; or (c) any beneficiary of a trust which is a Purchaser.

            [The remainder of this page is intentionally left blank]

EXECUTED AS OF THE DATE FIRST WRITTEN ABOVE.


VISAER, INC.


By:
   -----------------------------------------------------
    David R. A. Steadman, Chief Executive Officer

INTELLIGENT SYSTEMS CORPORATION


By:
   -----------------------------------------------------
    J. Leland Strange, President

GRUBB & WILLIAMS, LTD. ("GWL")


By:
   -----------------------------------------------------
     John Y. Williams
     Managing Director, GW Partners
     General Partner of GWL

GW INVESTMENTS, LTD ("GWI")


By:
   -----------------------------------------------------
     John Y. Williams
     President, JYW, Inc.
     General Partner of GWI

JYW, INC. ("JYW")


BY:
   -----------------------------------------------------
    John Y. Williams, President

                                    EXHIBIT A

                                                                 AMOUNT OF                                     SHARES OF
                                           SHARES OF SERIES         DEBT        SHARES OF PREFERRED STOCK       COMMON
PURCHASER                                   A-1 PREFERRED        CANCELLED              CANCELED(1)            CANCELLED
                                           ----------------      ---------      -------------------------      ---------
INTELLIGENT SYSTEMS CORPORATION                72,923,103        $2,470,665        Series A - 1,433,692          245,122
4355 Shackleford Road                                                              Series D -    16,778
Norcross, GA 30093

GRUBB & WILLIAMS, LTD.                         13,757,719          $434,862        Series A -    52,760            2,434
3399 Peachtree Road - Suite 1790                                                   Series B -   958,800
Atlanta, GA30326                                                                   Series D -     9,865


GW INVESTMENTS, LTD.                            9,908,388          $327,613        Series A -    36,846            1,487
3399 Peachtree Road - Suite 1790                                                   Series B -   669,900
Atlanta, GA30326                                                                   Series D -     6,913

JYW, INC.                                         641,594           $51,538                 -0-                      -0-
3399 Peachtree Road - Suite 1790
Atlanta, GA30326


(1)  Refers to old Series A, B and D.